UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2024

Trio Petroleum Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4115 Blackhawk Plaza Circle, Suite 100

Danville, CA 94506

(661) 324-3911

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Financing

Securities Purchase Agreement

On April 16, 2024, Trio Petroleum Corp., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “SPA”) with an institutional investor (the “Investor”). Pursuant to the terms and conditions of the SPA, the Investor provided financing to the Company for gross proceeds in the amount of $360,000 resulting in net proceeds to the Company, after offering expenses, of $310,000 (the “Financing”). The Company also issued to the Investor 750,000 shares of its common stock, par value $0.0001 per share, as and for a commitment fee in connection with the Financing (the “Commitment Shares”).

Pursuant to the provisions of the SPA, the Company granted the Investor certain “piggy-back registration rights” for the registration for resale of the Commitment Shares and the Conversion Shares (defined hereafter), Additionally, for a period beginning on April 16, 2024 and terminating 18 months after the later of (i) August 16, 2024 or the full repayment of the Investor Note, the Company provided the Investor with the right to participate in future financings in an amount up to 100% of any debt financing and up to 45% of any other type of financing. Further, the Company is prohibited from entering into any variable rate transactions for as long as the Investor holds any of the Commitment Shares; provided, however, that the Company is permitted to enter into At-the-Market offerings with a nationally recognized broker-dealer. The Company has also agreed to use commercially reasonable efforts to consummate a reverse stock split of its shares of common stock, in the event that it is required in order to maintain the listing of its common stock on the NYSE American.

The SPA also contains customary representations and warranties of the Company and the Investor, indemnification obligations of the Company, termination provisions, and other obligations and rights of the parties.

The Company intends to use the net proceeds raised in the Financing for working capital and general corporate purposes.

The above description of the SPA is qualified in its entirety by the text of the SPA, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Senior Secured Convertible Note

In connection with the Financing, the Company issued a Senior Secured Convertible Promissory Note to the Investor in the principal amount of $400,000, having an original issue discount of $40,000, or 10% (the “Investor Note”). There is no interest payable on the outstanding balance of the Investor Note, unless an Event of Default has occurred, in which case interest will accrue on the outstanding balance of the Investor Note at a rate of 15% per annum until cured (the “Default Interest”). The Company may prepay all or any portion of the Investor Note at any time and must prepay the Investor Note in full from the proceeds of any debt or equity financing of the Company generating, in a single transaction or a series of related transactions, gross proceeds of not less than $1,000,000, during any time that the Investor Note remains outstanding. The maturity date of the Investor Note is August 16, 2024.

The Investor Note is convertible into shares common stock of the Company (the “Conversion Shares”) at a per share conversion price of $0.25, subject to certain adjustments. The Investor Note also contains certain beneficial ownership limitations prohibiting the Investor from converting the Investor Note, if any such conversion would result in the Investor’s ownership of shares in excess of the applicable beneficial ownership limitation. The Investor Note also contains customary provisions constituting an Event of Default (as such term is defined in the Investor Note) and, in addition to the requirement to pay Default Interest upon an Event of Default, after an Event of Default has existed for at least 15 days without being cured, the Investor Note may be accelerated by the Investor, in which case it will become immediately due and payable.

Under certain circumstances constituting a Change of Control (as such term is defined in the Investor Note), the Investor may require the Company to redeem all or any portion of the outstanding balance of the Investor Note in cash at a price equal to 110% of the outstanding balance of the Investor Note.

The above description of the Investor Note is qualified in its entirety by the text of the Investor Note, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K.

Security Agreement

To secure the obligations of the Company to repay the Investor Note, the Company has granted to the Investor a senior security interest in and to all of the Company’s assets and properties, subject to certain exceptions, as set forth in that certain Security Agreement, dated April 16, 2024, between the Company and the Investor (the “Security Agreement”). The Security Agreement will become effective as soon as the security interest of another creditor is terminated and, in no event, later than April 30, 2024.

The above description of the Security Agreement is qualified in its entirety by the text of the Security Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein. Based in part upon the representations of the Investor in the SPA, the offering and sale of the Investor Note and the issuance of the Commitment Shares was made in a private placement transaction exempt for registration in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and corresponding provisions of state securities or “blue sky” laws.

None of the securities have been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Commission or an applicable exemption from the registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
4.1	Senior Secured Convertible Promissory Note
10.1	Securities Purchase Agreement, dated as of April 16, 2024, by and between the Company and the Investor signatory thereto
10.2	Security Agreement, dated as of April 16, 2024, by and between the Company and the Secured Party signatory thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trio Petroleum Corp.

Date: April 17, 2024	By:	/s/ Michael L. Peterson
Name: Michael L. Peterson
Title: Chief Executive Officer